SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15 (D)

                   OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 11, 2003

                                                         -------------


                          FRANKLIN ELECTRIC CO., INC.

                          ---------------------------

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             INDIANA                     0-362               35-0827455

             -------                     -----               ----------

  (STATE OR OTHER JURISDICTION OF     (COMMISSION         (I.R.S. EMPLOYER

   INCORPORATION OR ORGANIZATION)     FILE NUMBER)       IDENTIFICATION NO.)


         400 EAST SPRING STREET

           BLUFFTON, INDIANA                                 46714

           ------------------                                -----

  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


                                (260) 824-2900

                                --------------

            (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)






























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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

---------------------------------------------------------------------------


The following exhibit is furnished pursuant to Item 12:  (99) Press Release,

dated July 11, 2003 issued by Franklin Electric Co., Inc.


Item 9.  Regulation FD Disclosure

---------------------------------


The following information is furnished pursuant to Item 9, "Regulation FD

Disclosure" and Item 12, "Disclosure of Results of Operations and Financial

Condition."


On July 11, 2003, Franklin Electric Co., Inc. issued a press release setting forth its second-quarter 2003 earnings.  A copy of the press release is attached hereto as Exhibit (99) and hereby incorporated by reference.






                               SIGNATURES

                               ----------




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                       FRANKLIN ELECTRIC CO., INC.

                                       ---------------------------

                                              (Registrant)





Date July 16, 2003                     By  /s/ Gregg C. Sengstack

     -------------                     --------------------------

                                         Gregg C. Sengstack, Senior Vice

                                         President, Chief Financial

                                         Officer and Secretary (Principal

                                         Financial and Accounting Officer)







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                                 Exhibit Index

                                 -------------




EXHIBIT NO. (99) Press release, dated July 11, 2003 issued by Franklin

Electric Co., Inc.




                                                                   EXHIBIT 99


ADDITIONAL EXHIBITS


Press Release

-------------



For Immediate Release                                 For Further Information

                                                 Refer to: Gregg C. Sengstack

                                                                 260-824-2900


                           FRANKLIN ELECTRIC COMPANY

                      REPORTS INCREASED INCOME AND SALES

                FOR THE SECOND QUARTER AND FIRST HALF OF 2003


Bluffton, Indiana-July 11, 2003--Franklin Electric Co., Inc. (NASDAQ:FELE)

reported record second quarter 2003 diluted earnings per share of $0.83, a 5 percent increase from $0.79 for the second quarter of 2002. Second quarter

2003 net income was a record $9.4 million, an increase of 4 percent from $9.0 million for the same period a year ago. For the first half of 2003, diluted earnings per share were a record $1.19, an increase of 7 percent compared to

2002 earnings per share of $1.11, and net income was a record $13.4 million,

an increase of 6 percent compared to last year's $12.7 million.


Sales for the second quarter of 2003 were a record $93.8 million, up slightly compared to sales of $93.7 million for the same period a year ago. Foreign currencies, particularly the euro, strengthened relative to the U.S. dollar since the second quarter of 2002. The impact of this change in exchange rates was a $4.2 million increase in the Company's reported second quarter 2003 sales. In addition, the year on year impact of the inclusion of the sales of

Intelligent Controls, Inc. ("INCON"), acquired by the Company in July 2002,

was an increase in sales of $2.0 million in the second quarter of 2003 compared to last year. For the first half of 2003, sales were a record $163.6 million, an increase of 1 percent compared to 2002 sales of $161.8 million.


Operating earnings in the second quarter of 2003 were $14.2 million, an increase of 8 percent compared to $13.2 million a year ago. The second quarter 2003 operating margin on sales was 15 percent as compared to 14 percent for the same period last year. For the first half of 2003, operating earnings were $20.1 million compared to last year's $19.4 million.


R. Scott Trumbull, Chairman and Chief Executive Officer, stated, "We were pleased that our operating earnings increased by 8 percent in spite of weak sales.  While our market position is solid, the overall demand for our water


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system products has fallen off compared to the strong drought induced sales of last year.  Our cost and productivity programs are working and we continue to invest in the construction of three new manufacturing facilities and several important new product launches.


North America water systems products sales were down in the second quarter as compared to last year. The decrease during the quarter reflected continued

weak demand in the market attributed to extremely wet weather conditions throughout the Eastern half of the country.


Sales of the SubDrive(tm) family of electronic drive systems for water wells continued to grow. The Company launched two new SubDrive(tm) products which broaden the line to cover most U.S. residential applications.


Fueling system product sales were up 24 percent during the quarter due in part to including INCON.  Both sales and margins improved significantly through the quarter in this product line.


Second quarter industrial motor products sales were down due in part to the

Company's focus on pruning low margin business within this product line.

During the quarter, the Company started production of its new V-Series(tm)

product line in China. The V-Series(tm) line will be introduced to the US market in the third quarter.


Water System sales in Europa (Europe, the Middle East and North Africa) were down due primarily to disrupted markets in the Middle East. Towards the end of the quarter orders from the Middle East were strengthening. South Africa and Australia both showed higher quarter over quarter sales. Sales in the

Asia/Pacific region were lower."


Franklin Electric, a technical leader in electric motors, drives and controls, is the world's largest manufacturer of submersible water and fueling systems motors, a manufacturer of underground fueling systems hardware and flexible piping systems and a leader in engineered industrial motor products.


                                   ########



"Safe Harbor" Statement under the Private Securities Litigation Reform Act of

1995.  Any forward looking statements contained herein involve risks and uncertainties, including but not limited to, general economic and currency conditions, various conditions specific to the Company's business and industry,

market demand, competitive factors, supply constraints, technology factors,

government and regulatory actions, the Company's accounting policies, future trends, and other risks which are detailed in the Company's Securities and

Exchange Commission filings. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements.







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                         FRANKLIN ELECTRIC CO., INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME


(In thousands, except per share amounts)


                                Second Quarter Ended       First Half Ended

                                --------------------      ------------------

                                June 28,    June 29,      June 28,  June 29,

                                  2003        2002          2003      2002

                                --------    --------      --------  --------


Net sales                       $93,840     $93,682      $163,618   $161,751

Cost of sales                    64,900      67,082       114,863    117,300

                                -------     -------      --------   --------

Gross profit                     28,940      26,600        48,755     44,451

Selling and administrative

 Expenses                        14,767      13,428        28,634     25,089

                                -------     -------      --------   --------

Operating income                 14,173      13,172        20,121     19,362

Interest expense                   (325)       (321)         (662)      (659)

Other income / (expense)             98         (19)          234        207

Foreign exchange gain               231       1,312           682      1,104

                                -------     -------      --------   --------


Income before income taxes       14,177      14,144        20,375     20,014

Income taxes                      4,809       5,138         6,979      7,326

                                -------     -------      --------   --------

Net income                      $ 9,368     $ 9,006      $ 13,396   $ 12,688

                                =======     =======      ========   ========


Net income per share:

 Basic                            $0.87       $0.83         $1.24      $1.18

                                =======     =======      ========   ========

 Diluted                          $0.83       $0.79         $1.19      $1.11

                                =======     =======      ========   ========



Weighted average shares and

 Equivalent shares outstanding:

  Basic                          10,772      10,824        10,768     10,760

                                =======     =======      ========   ========

  Diluted                        11,240      11,450        11,240     11,419

                                =======     =======      ========   ========














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                          FRANKLIN ELECTRIC CO., INC.

                    CONDENSED CONSOLIDATED BALANCE SHEETS


(In thousands)                                     June 28,          Dec. 28,

                                                     2003              2002

                                                  ---------          --------


ASSETS:


Cash and equivalents                              $ 10,712           $ 20,133

Receivables                                         39,311             31,711

Inventories                                         62,611             48,268

Other current assets                                12,155             12,897

                                                  --------           --------

Total current assets                               124,789            113,009



Property, plant and equipment, net                  75,843             76,033

Goodwill and other assets                           70,521             69,541

                                                  --------           --------

Total assets                                      $271,153           $258,583

                                                  ========           ========


LIABILITIES AND SHAREOWNERS' EQUITY:


Current maturities of long-term

 debt and short-term borrowings                   $  1,483           $  1,467

Accounts payable and accrued liabilities            48,630             48,780

                                                  --------           --------

Total current liabilities                           50,113             50,247


Long-term debt                                      33,713             25,946

Employee benefit plan obligations                   20,396             23,988

Other long-term liabilities                          5,438              5,264


Shareowners' equity                                161,493            153,138

                                                  --------           --------

Total liabilities and shareowners' equity         $271,153           $258,583

                                                  ========           ========


















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                         FRANKLIN ELECTRIC CO., INC.

                    CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                          -------------------

(In thousands)                                            June 28,   June 29,

                                                            2003       2002

                                                          --------    -------



Cash flows from operating activities:

 Net income                                              $ 13,396   $ 12,688

 Adjustments to reconcile net income to net

  cash flows from operating activities:

  Depreciation and amortization                             6,750      6,574

  Loss on disposals of plant and equipment                    368          2

  Changes in assets and liabilities:

   Receivables                                             (6,203)    (8,276)

   Inventories                                            (12,401)    (4,611)

   Accounts payable and other accrued expenses               (253)    (1,808)

   Employee benefit plan obligations                       (3,709)       562

   Other, net                                                (357)    (1,425)

                                                         --------   --------

Net cash flows from operating activities                   (2,409)     3,706

                                                         --------   --------

Cash flows from investing activities:

 Additions to plant and equipment                          (3,932)    (3,887)

 Proceeds from sale of plant and equipment                    216         18

 Additions to deferred assets                                (421)    (2,933)

 Cash paid for acquisitions, net of cash acquired             -      (17,475)

 Proceeds from maturities of marketable securities            -        2,999

                                                         --------   --------

Net cash flows from investing activities                   (4,137)   (21,278)

                                                         --------   --------

Cash flows from financing activities:

 Borrowing on long-term debt                                6,648      8,350

 Repayment of long-term debt                                 (224)        (9)

 Borrowing on line of credit and short-term borrowings      8,000      3,000

 Repayment of line of credit and short-term borrowings     (8,006)    (3,009)

 Proceeds from issuance of common stock                     2,390      1,554

 Purchases of common stock                                 (9,782)      (206)

 Reduction of loan to ESOP Trust                              233        232

 Dividends paid                                            (2,905)    (2,693)

                                                         --------   --------

Net cash flows from financing activities                   (3,646)     7,219

                                                         --------   --------

Effect of exchange rate changes on cash                       771        180

                                                         --------   --------

Net change in cash and equivalents                         (9,421)   (10,173)

Cash and equivalents at beginning of period                20,133     20,750

                                                         --------   --------

Cash and equivalents at end of period                    $ 10,712    $10,577

                                                         ========   ========